Exhibit 4.19
English Translation
Supplementary Agreement to
the Amended and Restated Call Option Agreement
     This Supplementary Agreement (“this Agreement”) is entered into among the following parties in Beijing on November 28, 2008:

Party A:	AirMedia Technology (Beijing) Co., Ltd.

Party B:	Guo Man, Wang Zhenyu, Xu Qing and Zhang Xiaoya (hereafter individually a “Shareholder” and collectively the “Shareholders”)

Party C:	Beijing Shengshi Lianhe Advertising Co., Ltd.
WHEREAS:
(1)	Parties A, B and C signed the Call Option Agreement on June 14, 2007 (“Original Agreement”);

(2)	Guo Man, Wang Zhenyu, Xu Qing and Zhang Xiaoya signed an Equity Transfer Agreement on November 28, 2008, by which it was agreed that Wang Zhenyu shall transfer his 30.03%, 4.49% and 3.08% equity interests in Party C to Guo Man, Xu Qing and Zhang Xiaoya, respectively. After the transfer, Guo Man, Xu Qing and Zhang Xiaoya shall own 79.86%, 11.94% and 8.20% equity interests in Party C respectively.
     Now therefore, after friendly negotiation among Parties A, B and C, the Original Agreement shall be amended, and each of the party agrees on the following the terms and conditions:
1.	Party A agrees that Wang Zhenyu transfers all his equity interests in Party C to Guo Man, Xu Qing and Zhang Xiaoya.

2.	After the transfer, Guo Man, Xu Qing and Zhang Xiaoya agree to grant Party A the call option to purchase the 79.86%, 11.94% and 8.20% equity interests that they respectively hold in Party C, pursuant to the terms and conditions under the Original Agreement.

3.	Upon effectiveness of this Agreement, in case of any difference in terms between the Original Agreement and this Agreement, this Agreement shall prevail; terms absent from this Agreement shall be governed by the Original Agreement.

4.	This Agreement is effective upon the signature by all parties to this Agreement. This Agreement shall be signed in four counterparts, all of which shall have the same legal effect.
[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.
Common seal: AirMedia Technology (Beijing) Co., Ltd. (Seal)
Party B:
Signature: /s/ Guo Man
Signature: /s/ Wang Zhenyu
Signature: /s/ Xu Qing
Signature: /s/ Zhang Xiaoya
Party C: Beijing Shengshi Lianhe Advertising Co., Ltd.
Common seal: Beijing Shengshi Lianhe Advertising Co., Ltd. (Seal)

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